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                                                                Exhibit No. 23.1



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in this Registration Statement of PPG Industries, Inc. on Form S-3 of our report dated January 21, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.



/s/Deloitte & Touche LLP


Pittsburgh, Pennsylvania
July 15, 1999